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                                                                  EXHIBIT (j)(2)







                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our reports dated February 8, 2001 for the Van Kampen Aggressive Growth Portfolio, Van Kampen Asset Allocation Portfolio, Van Kampen Comstock Portfolio, Van Kampen Domestic Income Portfolio, Van Kampen Emerging Growth Portfolio, Van Kampen Enterprise Portfolio, Van Kampen Global Equity Portfolio, Van Kampen Government Portfolio, Van Kampen Growth and Income Portfolio, Van Kampen Money Market Portfolio, Van Kampen Select Growth Portfolio, Van Kampen Strategic Stock Portfolio, Van Kampen Technology Portfolio, in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen Life Investment Trust, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 34 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-00628) and in this Amendment No. 36 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4424).



                                                  /s/Ernst & Young LLP

                                                  ERNST & YOUNG LLP


Chicago, Illinois

April 11, 2001